Exhibit 99.1
DYNAMICS RESEARCH CORPORATION
REPORTS SECOND QUARTER 2007 RESULTS
Andover, Mass.— August 1, 2007—Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative engineering, technical and information technology services and solutions to federal and state governments today announced operating results for the second quarter ended June 30, 2007.
Financial Results
The Company reported revenue of $58.0 million for the second quarter of 2007, compared with $67.3 million for the same period in 2006. Completion of the Company’s Air National Guard contract in May 2006 and lower subcontractor revenue resulting from the recent transition to the USAF Consolidated Acquisition and Professional Services (CAPS) contract accounted for approximately $11 million of the change in revenues for the second quarter of this year, compared with a year ago. Net income was $1.5 million, or $0.16 per diluted share, for the second quarter of 2007 compared with $0.2 million, or $0.02 per diluted share, for the same period a year ago.
For the six months ended June 30, 2007 revenue was $114.8 million, compared with $135.5 million for the same period in 2006. Net income was $2.6 million, or $0.27 per diluted share, for the six months ended June 30, 2007, compared with $1.6 million, or $0.17 per diluted share, for the first six months of 2006, before the effect of an accounting change.
Business Highlights
“We’ve just completed another solid quarter with results at the high end of the guidance ranges we provided three months ago,” said Jim Regan, DRC’s chairman and chief executive officer. “The quarter results reflect continued progress in business growth and increased earnings. Revenue growth of 3.2% on a pro-forma basis turned positive for the second quarter just ended. We’re now seeing the favorable effects from the strong base of contract wins received over the past year. We anticipate continued growth on these contracts will result in a positive pro-forma organic growth for the second half of 2007. From a profits viewpoint we saw continued improvement in operating margin, up eight-tenths of a point on a sequential basis.
Recognizing the effects of current Federal budgetary pressures on contract award delays we are cautious in our outlook for 2008, but remain confident in the long-term outlook for our industry,” Regan added.
Company Guidance
The Company estimates revenues for the calendar year 2007 to be in the range of $228 to $237 million and earnings per diluted share to be in the range of $0.65 to $0.72. For the third quarter of 2007 the Company anticipates revenues in the range of $58 to $60 million and earnings per diluted share of $0.18 to $0.20.

Conference Call
The Company will conduct a second quarter 2007 conference call on Thursday, August 2, 2007 at 10:30 a.m. ET. The call will be available via telephone at (800) 210-9006, and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #8144644, beginning at 12:30 p.m. ET August 2, 2007 through 11:59 p.m. ET August 9, 2007.
About Dynamics Research Corporation
Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs. DRC offers forward-thinking solutions backed by a history of excellence and customer satisfaction. Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts; Vienna, Virginia; and Fairborn, Ohio. For more information please visit our website at http://www.drc.com.
Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company’s financial results, please refer to DRC’s most recent filings with the SEC. The Company assumes no obligation to update any forward-looking information.

CONTACTS:	Investors:	David Keleher SVP and Chief Financial Officer 978.289.1615 dkeleher@drc.com	Media:	Duyen “Jen” Truong, Sage Communications (for DRC) 703.584.5645 duyent@aboutsage.com

ATTACHMENT I
DYNAMICS RESEARCH CORPORATION
CONSOLIDATED RESULTS OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three months ended
	June 30,
	2007	2006

Contract revenue	$57,030	$65,720
Product sales	980	1,558

Total revenue	58,010	67,278

Cost of contract revenue	47,460	58,353
Cost of product sales	1,200	1,256
Selling, general and administrative expenses	5,763	6,036
Amortization of intangible assets	651	703

Total operating costs and expenses	55,074	66,348

Operating income	2,936	930
Interest expense, net	(473)	(566)
Other income	122	12

Income before provision for income taxes	2,585	376
Provision for income taxes	1,071	200

Net income	$1,514	$176

Earnings per common share
Basic	$0.16	$0.02
Diluted	$0.16	$0.02

Weighted average shares outstanding
Basic	9,317,297	9,079,011
Diluted	9,650,919	9,439,954

ATTACHMENT II
DYNAMICS RESEARCH CORPORATION
CONSOLIDATED RESULTS OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Six months ended
	June 30,
	2007	2006

Contract revenue	$112,942	$132,479
Product sales	1,848	3,012

Total revenue	114,790	135,491

Cost of contract revenue	94,393	115,298
Cost of product sales	2,348	2,554
Selling, general and administrative expenses	11,361	12,669
Amortization of intangible assets	1,301	1,405

Total operating costs and expenses	109,403	131,926

Operating income	5,387	3,565
Interest expense, net	(929)	(1,135)
Other income	74	351

Income before provision for income taxes	4,532	2,781
Provision for income taxes	1,895	1,215

Income before cumulative effect of accounting change	2,637	1,566
Cumulative effect of accounting change (1)	—	84

Net income	$2,637	$1,650

Earnings per common share
Basic
Income before cumulative effect of accounting change	$0.28	$0.17
Cumulative effect of accounting change	—	0.01

Net income per common share	$0.28	$0.18

Diluted
Income before cumulative effect of accounting change	$0.27	$0.17
Cumulative effect of accounting change	—	0.01

Net income per common share	$0.27	$0.18

Weighted average shares outstanding
Basic	9,308,558	9,057,556
Diluted	9,609,575	9,426,269

(1)	Due to the adoption of SFAS 123R on January 1, 2006.

ATTACHMENT III
DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2007	2006
		(Restated) (1)
Assets
Cash and cash equivalents	$286	$7,887
Accounts receivable, net	33,238	27,072
Unbilled expenditures and fees on contracts in process	33,723	36,174
Prepaid expenses and other current assets	3,686	2,933

Total current assets	70,933	74,066

Property, plant and equipment, net	10,673	11,509
Goodwill	63,055	63,055
Intangible assets, net	4,370	5,671
Deferred tax asset	1,507	1,507
Other noncurrent assets	3,594	4,044

Total assets	$154,132	$159,852

Liabilities and stockholders’ equity
Accounts payable	$14,051	$18,195
Accrued compensation and employee benefits	13,585	14,473
Deferred income taxes	8,039	9,864
Other accrued expenses	4,369	5,201

Total current liabilities	40,044	47,733

Long-term debt	13,027	15,000
Other long-term liabilities	12,673	12,805

Stockholders’ equity	88,388	84,314

Total liabilities and stockholders’ equity	$154,132	$159,852

(1)	The December 31, 2006 balance sheet has been adjusted to correct certain tax liabilities, which resulted in an increase in stockholders’ equity of $549, which was more fully described in the Company’s first quarter 2007 Form 10-Q filing with the Securities and Exchange Commission.

ATTACHMENT IV
DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)
Contract revenues were earned from the following sectors:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
National defense and intelligence agencies	$45,219	$53,474	$89,850	$108,416
Federal civilian agencies	7,924	9,038	15,487	16,349
State and local government agencies	3,767	2,994	7,315	7,270
Other	120	214	290	444

	$57,030	$65,720	$112,942	$132,479

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Time and materials	56%	61%	56%	61%
Cost reimbursable	22%	20%	22%	20%
Fixed price, including service-type contracts	22%	19%	22%	19%

	100%	100%	100%	100%

Prime contract	57%	69%	56%	68%
Sub-contract	43%	31%	44%	32%

	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net cash provided by (used in) operating activities	$11,562	$2,904	$(5,753)	$1,346

Capital expenditures	$231	$510	$740	$1,571

Depreciation	$751	$830	$1,576	$1,620

Bookings	$56,557	$60,944	$135,119	$131,787

	June 30,
	2007	2006

Funded backlog	$113,230	$128,866

Employees	1,501	1,610